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                                                                   EXHIBIT 10(d)


                             MYERS INDUSTRIES, INC.
                              AMENDED AND RESTATED
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                             ADOPTED JULY 22, 1992;
                AMENDED APRIL 28, 1993 AND EFFECTIVE MAY 1, 1993


A.       GENERAL PROVISIONS OF THE PLAN

         1. PURPOSE OF THE PLAN. The Myers Industries, Inc. Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the "PLAN") has been adopted by Myers Industries, Inc. ("MYERS" or the "COMPANY") to provide the holders of record of shares of Myers common stock, no par value ("MYERS STOCK") with a simple, convenient and economical method of investing cash dividends in additional shares of Myers Stock and also allowing for the purchase of additional shares of Myers Stock by making optional cash payments, both without payment of any brokerage commissions or service charges. The shares of Myers Stock purchased under the Plan will be purchased from Myers. The Company will receive the proceeds from such sales and the proceeds will be used for general corporate purposes.

         2. ADMINISTRATION OF THE PLAN. Myers has appointed First Chicago Trust Company, New York, New York ("FIRST CHICAGO"), as ("ADMINISTRATOR"), and the Administrator has agreed to administer the Plan by keeping the necessary records, processing the necessary information, sending the necessary statements of account to those shareholders who have enrolled and are participating in the Plan ("PARTICIPANTS") and by performing such other necessary duties relating to the Plan. Myers has reserved the right, subject to the terms of the agreement between Myers and the Administrator, and may from time to time appoint another entity as the agent to perform, or assist Myers in the performance of, the administrative duties for the Plan.

         The shares of Myers Stock purchased from Myers under the Plan will be held for the account of each Participant by First Chicago as the custodian designated by Myers (the "CUSTODIAN"). All shares of Myers Stock held under the Plan shall be registered in the name of the Custodian's nominee, as the agent of each of the Participants in the Plan. Myers has reserved the right, subject to the terms of the agreement between Myers and the Administrator, and may from time to time appoint another entity as the agent to perform, or assist Myers in the performance of, the custodial duties for the Plan.

         Myers reserves the right, acting in good faith, to interpret and regulate the Plan as deemed desirable or necessary in connection with the Plan's operation, and to adopt such rules and regulations as it deems necessary or appropriate to facilitate the administration of the Plan, which rules and regulations may be adopted without notice to the Participants and shall be binding upon each Participant.


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         3. NOTICES. Any notice, statement or certificate which by any provision of the Plan is required or permitted to be given by Myers, the Administrator or the Custodian, shall be in writing and shall be deemed to have been sufficiently given for all purposes by being deposited, postage prepaid, in the United States mail, addressed to the Participant at his address as it shall last appear on the Administrator's records or, if Myers is not the Administrator at that time and is giving such notice, on Myers' records.

         Any notice, instruction, request or election which by any provision of the Plan is required or permitted to be given or made by a Participant to the Administrator or the Custodian shall be deemed to have been sufficiently given or made for all purposes by being deposited, postage prepaid, in the United States mail addressed to the Administrator at the address specified in the then most recent statement, notice or other communication from the Administrator.

         4. CONTROLLING TERMS. The terms and conditions of the Plan, the Enrollment-Authorization Form (defined below) and the operation of the Plan shall be governed by and construed in accordance with the laws of the State of Ohio. Myers reserves the right, acting in good faith, to interpret and regulate the Plan as deemed desirable or necessary in connection with the Plan's operation.

         5. AMENDMENT AND TERMINATION OF THE PLAN. Myers reserves the right to amend, modify, suspend or terminate the Plan, or to terminate any Participant's participation in the Plan, at any time after written notice of any such action is mailed to the Participant or all Participants, as the case may be, at the address or addresses appearing on the records of the Administrator (or Myers, if Myers is the Administrator at that time). Any such action taken by Myers shall not have any retroactive effect which would prejudice the interests of Participants.

         6. RESPONSIBILITY OF MYERS, THE ADMINISTRATOR AND THE CUSTODIAN. Neither Myers, the Administrator, nor the Custodian shall be liable for any action taken, suffered or omitted by them or any one or more of them, in good faith, including, without limitation: any claims of liability arising out of the failure to terminate a Participant's account upon the Participant's death, adjudication of incompetency or other event of termination; the prices and times at which shares of Myers Stock are purchased for the Participant's account or sold at the request of the Participant upon his termination of Participation in the Plan; fluctuations in the market value of the Myers Stock; or any act or failure to act due to the requirement of any governmental authority.

B.       PROVISIONS RELATING TO PARTICIPANTS

         1. ELIGIBLE SHAREHOLDERS. Any holder of record of Myers Stock ("SHAREHOLDER") is eligible to participate in the Plan, except Shareholders who reside in a jurisdiction outside the United States in which it is unlawful for Myers to permit participation in the Plan.

         2. SHAREHOLDER ENROLLMENT IN THE PLAN. An eligible Shareholder may enroll as a

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Participant in the Plan by obtaining, completing, signing and submitting to the
Administrator, an Enrollment-Authorization Form (the "ENROLLMENT FORM"). The Administrator and the Company reserve the right to reject any Enrollment Form from a Participant who has terminated participation or been terminated from participating in the Plan.

         3. PARTICIPATION OPTIONS FOR SHAREHOLDERS. Each eligible Shareholder who desires to participate in the Plan may elect any one of the following three participation options:

             (a) FULL DIVIDEND REINVESTMENT. The Administrator will invest, in accordance with the provisions of the Plan, all of the Participant's cash dividends and other amounts as specified in Section B.16 below, in respect of all (i) shares of Myers Stock then or subsequently registered in the Participant's name, and (ii) all shares of Myers Stock held in such Participant's account under the Plan. The Participant will also be entitled to make Optional Cash Payments (as defined below) for the purchase of additional shares of Myers Stock in accordance with the provisions of the Plan.

             (b) PARTIAL DIVIDEND REINVESTMENT. The Administrator will invest, in accordance with the provisions of the Plan, the Participant's cash dividends and other amounts as specified in Section B.16 below, only in respect of (i) the number of shares of Myers Stock registered in such Participant's name designated in the appropriate space on the Enrollment Form, and (ii) all shares of Myers Stock held in such Participant's account under the Plan. The sale of shares of Myers Stock by the Participant will not affect the number of shares participating in the Plan; provided that, in the event the number of shares of Myers Stock held of record by a Participant is reduced to fewer than the number of shares of Myers Stock designated as participating in the Plan on the Enrollment Form, such Participant's dividend participation in the Plan shall be automatically reduced to the number of shares of Myers Stock such Participant holds of record. At such times as additional shares of Myers Stock may be acquired by such Participant, such additional shares will be deemed to participate in the Plan until the number of shares equals the number of shares designated as participating in the Plan on the then current Enrollment Form. The Participant will also be entitled to make Optional Cash Payments for the purchase of additional shares of Myers Stock in accordance with the provisions of the Plan.

             (c) OPTIONAL CASH PURCHASES ONLY. The Administrator will invest Optional Cash Payments made by the Participant in shares of Myers Stock in accordance with the provisions of the Plan. The Participant will continue to receive all cash dividends and other distributions in respect of the shares of Myers Stock such Participant holds of record. Cash dividends on all shares of Myers Stock held in such Participant's account under the Plan will be invested by the Administrator in accordance with the Plan. A participant may change his participation option at any time by submitting to the Administrator a new Enrollment Form indicating the participation option elected for future participation in the Plan.

         4. OPTIONAL CASH PAYMENTS. A Participant may from time to time send to the Administrator a check or money order payable in United States Dollars to "First Chicago-Myers" in an amount not less than $50 nor more than $2,500, accompanied by a written instruction to the

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Administrator on the form supplied to Participants by the Administrator to apply such cash payment to the purchase of Myers Stock for such Participant's account ("OPTIONAL CASH PAYMENT"). No Participant shall be permitted to make Optional Cash Payments in excess of $2,500 during any calendar quarter. Optional Cash Payments must be received by the Administrator on or before the applicable Investment Date (as defined below).

         No interest will be paid on Optional Cash Payments. A Participant may obtain the return of any Optional Cash Payment by a written notice requesting such return, provided the request is received by the Administrator at least two business days prior to the Investment Date of such Optional Cash Payment. The Optional Cash Payment will be promptly returned by mail to the address of the Participant shown on the Administrator's records.

         5. INVESTMENT OF DIVIDENDS AND OPTIONAL CASH PAYMENTS. As agent for the Participants in the Plan, the Administrator will apply (i) all cash dividends payable on shares of Myers Stock registered in the names of the Participants in the Plan which have been designated, in the manner provided in Section B.3 above by each Participant as shares participating in the Plan ("ENROLLED SHARES");
(ii) all cash dividends payable on shares of Myers Stock and Fractional Share Equivalents (as defined below) acquired under the Plan and held by the Custodian for the account of Participants in the Plan; (iii) net proceeds from the sale of rights or other securities sold in accordance with Section B.17 below; and (iv) any Optional Cash Payments delivered to the Administrator in accordance with Section B.4; to the purchase of shares of Myers Stock and purchase of fractional share equivalents computed to three decimal places ("FRACTIONAL SHARE EQUIVALENTS") for the accounts of the Participants in the Plan.

         6. INVESTMENT DATE. Dividends on Enrolled Shares and on shares of Myers Stock held in the Plan for the accounts of Participants will be invested as of the dividend payment date ("INVESTMENT DATE"). Optional Cash Payments will also be invested as of the Investment Date.

         7. PURCHASE OF SHARES: PRICE. The shares of Myers Stock will be purchased from Myers. Such shares may be original issue or treasury shares. The per share purchase price for the shares of Myers Stock purchased with reinvested cash dividends (including shares held in the Plan for the accounts of Participants) and Optional Cash Payments, will be 100% of the closing price of shares of Myers Stock reported (in The Wall Street Journal or other nationally recognized daily newspaper) as American Stock Exchange Composite Transactions on the relevant Investment Date, or if such relevant Investment Date is not a trading day, on the trading day immediately preceding such relevant Investment Date. Any costs, including commissions, will be paid by Myers and will not be deducted from the amounts received from the Participants.

         If for any reason shares of Myers Stock are not traded on the American Stock Exchange on and for five (5) consecutive trading days prior to, or the American Stock Exchange shall remain closed on and for five (5) consecutive regular trading days prior to, any Investment Date, all cash, whether dividends or Optional Cash Payments, held for the purchase of shares of Myers Stock on

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such Investment Date will be sent to the Participants.

         In the event Myers or the Administrator shall determine that The Wall Street Journal's report contains reporting errors, the Administrator may obtain market price reports from such other sources as the Administrator shall deem appropriate.

         8. RECORDS OF ACCOUNTS. The Administrator will maintain or cause to be maintained an account for each Participant in the Plan. On each Investment Date the Administrator will credit to each Participant's account the number of full shares of Myers Stock and any Fractional Share Equivalents purchased on such Investment Date with the Participant's dividends and Optional Cash Payments, if any, at the per share price paid on that Investment Date.

         9. REPORTS TO PARTICIPANTS. As soon as practicable after the end of each calendar quarter, the Administrator will mail to each Participant a statement setting forth in respect of such calendar quarter ("STATEMENT PERIOD"): the dividend otherwise payable to the Participant and the Optional Cash Payments received from the Participant; Dividend Securities (as defined in Section B.17) issued and the proceeds from the sale thereof; taxes withheld, if any; the net amount invested; the number of shares of Myers Stock purchased; the per share purchase price; the total number of full shares of Myers Stock and Fractional Share Equivalent (computed to three decimal places) accumulated under the Plan by the Participant as of the end of the Statement Period; and such other information as may be deemed necessary or appropriate. At the end of each calendar year, income tax reporting information will also be supplied to each Participant. Each Participant will also receive copies of Myers' Annual and Quarterly Reports to Shareholders, Proxy Statements and other communications sent to Shareholders.

         10. CUSTODY OF SHARES. All shares purchased under the Plan will be delivered to the Custodian under the Plan and held of record by the Custodian, or its nominee, as the agent of the Participants. Pursuant to instructions from the Administrator, the Custodian will deliver full shares to the Participant designated by the Administrator or will sell full shares and pay over the net proceeds to the Participant designated by the Administrator. Such instructions will be issued by the Administrator only in accordance with (i) the written instructions of a Participant terminating his participation in the Plan, (ii) the written instructions of a Participant withdrawing all or a portion of his full shares from the Plan, (iii) termination of the Participant's account by the Administrator, or (iv) Myers' notice of termination of the Plan. The Custodian will also deliver all shares held by it or its nominee under the Plan to another party upon notice to it that Myers has designated such other party as the Custodian under the Plan.

         Shares of Myers Stock held by the Custodian for the account of a Participant in the Plan may not be pledged, hypothecated or assigned by the Participant.

         A Participant may deposit certificates for shares of Myers Stock held by him outside of the Plan with the Custodian for safekeeping. Any certificates to be deposited must be properly endorsed and be accompanied by a writing indicating that the shares of Myers Stock are to be added to the

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Participant's account.

         11. ISSUANCE OF CERTIFICATES. A Participant may at any time obtain without charge a certificate for all or part of the full shares of Myers Stock credited to his account by making a written request therefor to the Administrator. Certificates for shares of Myers Stock, when issued, will be registered in the name(s) in which the Participant's account under the Plan is maintained. The Participant shall be responsible for any transfer taxes or other expenses incurred in complying with any such request. In no event will certificates for Fractional Share Equivalents be issued.

         12. SALE OF SHARES. A Participant may at any time request the sale of all or a part of the full shares of Common Stock credited to his Plan account. Shares to be sold will be forwarded by the Administrator, on behalf of the Participant, to a brokerage firm which will effect such sale for the Participant and will remit the proceeds, less brokerage commissions, a nominal service charge, any transfer taxes and any other costs of sale ("COSTS OF SALE"). Sale requests may be accumulated by the Administrator. Shares that are to be sold may be aggregated with those of other Participants, in which case the proceeds to each Participant will be based on the weighted average of the sale prices of shares sold under the Plan on that date.

         13. COSTS OF THE PLAN. Myers will bear all costs and expenses associated with the administration of the Plan in accordance with these terms and conditions, except in the event of the sale by a Participant whereby a nominal service charge ("SERVICE CHARGE") will be charged. In the event the Participant elects to have the Administrator or the Custodian, acting as his agent, sell his shares of Myers Stock held in the Plan under Section B.12 or upon his withdrawal from the Plan in accordance with Section B.14, the Participant will be charged with any brokerage commissions, the Service Charge, any applicable taxes and other charges arising from the sale of shares of Myers Stock. Such costs will be charged to the Participant and deducted from the proceeds of the sale of shares of Myers Stock so requested.

         14. TERMINATION OF PARTICIPATION. A Participant may terminate his or her participation in the Plan at any time. Termination of participation in the Plan will stop all investment of the Participant's dividends if the notice of termination is received by the Administrator not later than the record date prior to the dividend payment date. Any optional cash payments which had been sent to the Administrator prior to the request to terminate will also be invested unless return of the amount is expressly requested and the request for termination and such return request is received at least two business days prior to the dividend payment date. If the request to terminate is received by the Administrator on or after the record date for a dividend payment, such request to terminate may not become effective until any dividend paid on the dividend payment date has been reinvested and the shares of Common Stock purchased are credited to the Participant's account under the Plan. The Administrator, in its sole discretion, may either pay any such dividend in cash or reinvest it in Common Stock on behalf of the terminating Participant. If such dividend is reinvested, the Administrator will sell the shares purchased and remit the proceeds to the Participant, less the Costs of Sale. After termination, dividends will be paid to the shareholder in cash unless and until the shareholder rejoins the Plan, which he or she may do at any time by requesting an Enrollment Form

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from the Administrator.

         In order to terminate participation in the Plan, a Participant must notify the Administrator in writing. When a Participant terminates, or upon termination of the Plan by the Company, certificates for whole shares credited to the Participant under the Plan will be issued and a cash payment will be made for any fraction of a share, less any Costs of Sale. The cash payment for the fraction of a share will be based on the current market price of the Common Stock.

         Upon termination, a Participant may also request the sale of all or a part of the whole shares of Common Stock credited to his or her Plan account. The Administrator will sell such shares and remit the proceeds to the Participant, less the Costs of Sale. Sale requests may be accumulated by the Administrator.

         The Administrator may at any time in its discretion terminate a Participant's interest in the Plan by sending written notice to the Participant at his or her last known address as shown on the Administrator's records. Upon such termination, a Participant will receive from the Administrator a certificate for the full shares of Common Stock credited to the Participant under the Plan and a cash payment for any fraction of a share, determined as of the close of business on the date of termination by the Administrator.

         15. VOTING RIGHTS. Each Participant will be sent a proxy card in connection with any annual or special shareholders' meeting. This proxy will apply to all shares registered in the Participant's name and to all shares of Common Stock credited to the Participant's Plan account.

         16. STOCK DIVIDENDS AND SPLITS. Any dividends in the form of shares of Myers Stock and any shares resulting from a split of Myers Stock distributed by Myers on shares held of record by the Custodian will be retained by the Custodian and credited to the Participant's account and reflected in the next statement furnished to the Participant in accordance with the Plan.

         17. DIVIDEND SECURITIES. In the event that Myers makes available to the holders of Myers Stock (i) rights to purchase additional shares of Myers Stock, convertible debentures or other securities of Myers, or (ii) any securities of any other issuer, the Custodian will sell such rights or other securities ("DIVIDEND SECURITIES") accruing to the shares of Myers Stock credited to Participants' accounts and apply the resulting funds to the purchase of additional shares of Myers' Stock for the Participants' accounts on the next Investment Date. The price at which the Custodian shall be deemed to have sold Dividend Securities for the Participants' accounts shall be the weighted average price, less brokerage commissions and any other costs of sale, of all Dividend Securities sold by the Custodian of the same class sold at substantially the same time.

         In the event a Participant desires to personally receive Dividend Securities, which may accrue in respect of full shares of Myers Stock credited to his account, the Participant must request distribution of certificates for such shares of Myers Stock at least five (5) business days prior to the record date for the issuance of the Dividend Securities.

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         18. TAXES. The fact that dividends are reinvested does not in any manner relieve a Participant of liability for taxes that may otherwise be payable in respect of dividends, any Dividend Securities, or any transactions effected under the Plan.

         19. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan is and the provisions of the Plan shall be in effect in respect of each Investment Date which occurs on or after May 1, 1993.




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